For Immediate Release

COMPOSITE TECHNOLOGY AND TECO-WESTINGHOUSE MOTOR CO. ANNOUNCE
STRATEGIC ALLIANCE AGREEMENT

Strategic Alliance agreement brings wind turbine manufacturer to Texas

Irvine, CA and Round Rock, TX- November 28, 2006 - Composite Technology Corporation (CTC) (OTC Bulletin Board: CPTC) and TECO-Westinghouse Motor Company are pleased to announce the signing of a Strategic Alliance Agreement between the two companies. The Strategic Alliance Agreement sets out the intentions of the companies in the areas of manufacture, research & development, and regarding service & maintenance activities within North America.

“This Agreement is expected to lead to a full, turnkey manufacturing relationship that will allow our wind turbine subsidiary, DeWind, Inc., to execute substantial turbine orders for our advanced DeWind D8.2 that we are finalizing,” said Benton Wilcoxon, Chairman and CEO of CTC. “By partnering with an exceptionally well qualified manufacturer, it allows us to concentrate on growing the wind turbine business and ensure that the DeWind D8.2 is built to the highest standards needed to make our wind turbines a truly reliable energy source.”

Dr. H. C. Meng, President of TECO-Westinghouse Motor Company stated, “We are very excited about this new relationship. We can finally bring wind turbine manufacturing to Texas. It will make the expertise of TECO-Westinghouse available to the wind industry through our involvement in the deployment of the advanced DeWind D8.2 turbine.”

“Texas is leading the nation in wind energy production, and the announcement by CTC and TECO-Westinghouse is further evidence of the private sector’s commitment to helping meet the growing energy needs of our state,” said Texas Gov. Rick Perry. “New wind energy infrastructure will not only diversify our energy production, it also will help clean up our air and help Texas surpass our renewable energy goals.”

The proposed manufacturing agreement provides for TECO-Westinghouse to manufacture the DeWind D8.2 turbine for CTC for distribution to the North American market. The Strategic Alliance Agreement provides for local manufacturing in Texas, the state that currently generates the largest amount of wind derived kilowatts. The DeWind D8.2 will be assembled at the ISO 9000 certified TECO-Westinghouse factory in Round Rock, Texas. Marv Sepe, Vice President of Production at CTC noted: “Partnering with a company capable of assembling the DeWind D8.2 to the highest quality standards, as shown by their ISO 9000 certification is vital to the success of the DeWind D8.2 wind turbine roll out.”

TECO-Westinghouse, in partnership with CTC, will use their manufacturing and supply chain expertise to produce nacelles and hubs. “Supply chain control is the key to success for wind turbine manufacturing” said Richard Fesmire, Director of Operations of TECO-Westinghouse Motor Company “and we intend to use all of our global resources to maintain supply chain efficiency. On the manufacturing side, we will employ time proven cell based manufacturing.” TECO-Westinghouse’s involvement in the wind industry goes back to the early 1980’s when Westinghouse produced some early wind turbine designs. A few of these early turbines are still used as blade testing machines at the National Wind Technology center in Boulder, Colorado.

The Strategic Alliance Agreement also provides for the two companies to cooperate on developing further advances to the DeWind range of wind turbines to improve efficiency and reliability that will maintain technological and engineering leadership. “Our collaboration will bring together the TECO-Westinghouse Motor Company Research & Development Group and the DeWind Research & Development Group to develop advanced generators and electronics for wind turbines and to improve the wind turbines of the future,” said Dr. George Gao, Director of Global Research & Development for TECO-Westinghouse Motor Company.

Composite Technology Corporation	TECO-Westinghouse Motor Company
2026 McGaw Avenue, Irvine, California 92614	5100 North IH-35, Round Rock, TX 78681
Tel: +1 949.428.8500	Tel: +1 512.255.4141
Fax: +1 949.660.1533	Fax: +1 512.244.5512
www.compositetechcorp.com	www.tecowestinghouse.com

The Strategic Alliance Agreement also outlines a service agreement that will utilize the DeWind expertise along with the TECO-Westinghouse service infrastructure to provide O&M services for the Wind Industry in North America. DeWind and TECO-Westinghouse recognize the need to be able to deliver a customer focused service organization for the Wind Turbine market not only for the new DeWind turbines but also for other manufacturers’ turbines in the market. “The service opportunities in North America are tremendous and the choice of service providers is limited in today’s market,” said Andy Lockhart, Vice President of Marketing for CTC. “Using experience derived from our German service venture, we believe the creation of a North American service organization that will service all models of wind turbine including our own has the potential to develop into a significant profit center for the business.”

About CTC:

Composite Technology Corporation, based in Irvine, California, USA develops, manufactures and sells high performance electrical transmission and renewable energy generation products through its subsidiaries:
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CTC Cable Corporation produces composite rod for use in its proprietary ACCC aluminum conductor composite core. ACCC conductors virtually eliminate the sag in power lines caused by high current and high line temperatures. ACCC conductors also reduce electricity line losses, and have demonstrated significant savings in capital and operating expenses when substituted for other conductors. ACCC conductors enable grid operators to eliminate blackouts and brownouts, providing a ‘reserve electrical capacity’ by operating at higher temperatures. ACCC conductors are an innovative solution for reconductoring power lines, constructing new lines and crossing large spans. ACCC composite rod is delivered to qualified conductor manufacturers worldwide for local ACCC conductor production and resale into local markets.

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DeWind, Inc., and EU Energy Ltd., produce, sell, and license the DeWind series of wind energy turbines including the 50Hz D6 rated at 1.25 megawatts (MW) and the 50Hz D8 rated at 2MW, both noted for their reliability. In 2007, the first new 2MW D8.2 turbines are planned to be delivered to North American customers from assembly operations in Germany and the US. The D8.2 utilizes the advanced WinDrive® hydrodynamic torque converter developed by Voith AG with a synchronous AC generator that is able to connect directly to the grid without the use of power conversion electronics. The DeWind D8.2 will be available in both a 60Hz and 50Hz version.

For further information visit our websites: www.compositetechcorp.com& www.eunrg.com
For Investor Relations Contact: James Carswell, +1-949-428-8500

About TECO-Westinghouse Motor Company
TECO-Westinghouse Motor Company is a leading manufacturer of electric motors and generators, with a broad selection ranging from ¼ HP to 100,000 HP. The company also manufactures and supplies motor controls, engineering services, renewal motor parts, and large motor repairs. Headquartered in Round Rock, Texas, TECO-Westinghouse serves the petrochemical, electric utility, pulp and paper, water, mining and metals industries in applications that include pumps, fans, compressors, wound rotor generators for wind turbines, conveyors, rolling mills, grinders and crushers.
For further information, please visit our website at www.tecowestinghouse.com, or contact Lana DeLeon at 512-218-7409.

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This press release may contain forward-looking statements, as defined in the Securities Reform Act of 1995 (the "Reform Act"). The safe harbor for forward-looking statements provided to companies by the Reform Act does not apply to Composite Technology Corporation (Company). However, actual events or results may differ from the Company's expectations on a negative or positive basis and are subject to a number of known and unknown risks and uncertainties including, but not limited to, competition with larger companies, development of and demand for a new technology, risks associated with a startup company, risks associated with international transactions, the ability of the company to convert quotations and framework agreements into firm orders, general economic conditions, the availability of funds for capital expenditure by customers, availability of timely financing, cash flow, securing sufficient quantities of essential raw materials, timely delivery by suppliers, successful integration of the EU Energy acquisition, ability to produce the turbines and acquire its components, ability to maintain quality control, collection-related and currency risks from international transactions, the successful outcome of joint venture negotiations, or the Company's ability to manage growth. Other risk factors attributable to the Company's business may affect the actual results achieved by the Company including those that are found in the Company's Annual Report filed with the SEC on Form 10-K for fiscal year ended September 30, 2005 and subsequent Quarterly Reports on Form 10-Q and subsequent Current Reports filed on Form 8-K and including those pertaining to EU Energy that will be included with or prior to the filing of the Company’s next Quarterly or Annual Report.

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